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                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of American General Corporation of our report dated February 14, 1997, with respect to the consolidated financial statements of American General Corporation in the Current Report on Form 8-K dated February 21, 1997:


        Registration
        Statement
        Number                         on Form
        ------------                   -------

        333-13407                       S-8
        33-39200                        S-8
        333-13401                       S-8
        33-39201                        S-8
        333-13395                       S-8
        33-39202                        S-8
        33-51973                        S-8
        2-98021                         S-8
        33-19075                        S-3
        33-30693                        S-3
        33-58317                        S-3
        33-58317-01                     S-3
        33-58317-02                     S-3
        33-51045                        S-3






                                                    ERNST & YOUNG LLP

   Houston, Texas
   February 21, 1997



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